UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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Columbia Funds Series Trust II
Columbia Funds Variable Series Trust II

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COLUMBIA MULTI-ADVISOR INTERNATIONAL VALUE FUND
VARIABLE PORTFOLIO – MONDRIAN INTERNATIONAL SMALL CAP FUND
50606 Ameriprise Financial Center
Minneapolis, MN 55474

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

This information statement mailed on or about October 10, 2011, is being provided to the shareholders of Columbia Multi-Advisor International Value Fund, a series of Columbia Funds Series Trust II and Variable Portfolio-Mondrian International Small Cap Fund, a series of Columbia Funds Variable Series II (each a “Fund” and together the “Funds”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds received from the Securities and Exchange Commission (the “SEC”). This exemptive order permits Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”), subject to approval of the Funds’ Board of Trustees (the “Board”), to retain a subadviser (or subadvisers) which Columbia Management believes is (are) best suited to achieve each Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUNDS AND THEIR MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as Investment Manager to the Funds pursuant to an Investment Management Services Agreement (the “IMS Agreement”) for Columbia Multi-Advisor International Value Fund dated September 22, 2010, amended and restated June 1, 2011 and for Variable Portfolio-Mondrian International Small Cap Fund dated March 1, 2011, amended and restated May 2, 2011. Columbia Multi-Advisor International Value Fund currently has three subadvisers and Variable Portfolio-Mondrian International Small Cap Fund has one subadviser. Under the IMS Agreement, Columbia Management monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results (the “Subadviser Factors”). As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management (each a “Subadvisory Agreement”) under which the subadviser manages all or a portion of a Fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with Fund and Columbia Management’s policies.

MONDRIAN INVESTMENT PARTNERS LIMITED AND THE INTERIM SUBADVISORY AGREEMENT

Mondrian Investment Partners Limited (“Mondrian”) manages a portion of the assets of Columbia Multi-Advisor International Value Fund and all of the assets of Variable Portfolio-Mondrian International Small Cap Fund pursuant to an existing subadvisory agreement with Columbia Management first dated June 11, 2008 and most recently renewed May 1, 2011 (the “Existing Agreement”). Prior to July 12, 2011, Mondrian was majority owned by its management with a minority interest of approximately 27.5% held by funds controlled by Hellman & Friedman LLC, a private equity firm (the “Minority Interest”). On July 12, 2011, Mondrian management purchased the Minority Interest to enable Mondrian to become a 100% employee-owned entity (the “Transaction”). Prior to the close, Mondrian notified management of its view that the Transaction would constitute a change in control under the 1940 Act and, thus, result in the automatic termination of the Existing Agreement.

In anticipation of the Transaction, and in order to avoid a disruption in the subadvisory service provided by Mondrian to the Funds, the Board, including a majority of the Board members who are not interested persons of the Funds within the meaning of the 1940 Act (the “Independent Trustees”), considered the recommendation of Columbia Management and approved an interim subadvisory agreement (the “Interim Agreement”) with Mondrian, consistent with Rule 15a-4 under the 1940 Act. Under its terms, the Interim Agreement was effective until the earlier of 150 days from its execution or the date on which the Board approves a new subadvisory agreement in accordance with the terms of the exemptive order issued by the SEC. The Interim Agreement was identical in all material respects to the Existing Agreement, except that consistent with Rule 15a-4 under the 1940 Act: (i) the Interim Agreement could be terminated by the Board or a majority of the Fund’s outstanding voting securities at any time, without the payment of any penalty, on 10 days’ written notice; (ii) the term of the Interim Agreement was for a period not to exceed 150 days; and (iii) the subadviser’s fees were required to be deposited in an interest bearing escrow account with each Fund’s custodian or bank.

Then, at a meeting of the Board on September 15, 2011, the Board, including a majority of the Independent Trustees, considered the recommendation of Columbia Management and approved a new agreement (the “New Agreement”) with Mondrian. The New Agreement is materially identical to the Existing Agreement. The New Agreement replaced the Interim Agreement.

IMS Fees Paid to Columbia and Subsidiary Fees Paid to Mondrian

Under the IMS Agreement, each Fund pays Columbia Management a fee as follows:

Columbia Multi-Advisor International Value Fund
Assets (billions)	Annual rate at each asset level

First $0.25	0.900%
Next$0.25	0.875%
Next $0.25	0.850%
Next $0.25	0.825%
Next $1.00	0.800%
Over $2.0	0.775%

Variable Portfolio-Mondrian International Small Cap Fund
Assets (billions)	Annual rate at each asset level

First $0.25	0.950%
Next$0.25	0.900%
Over $0.50	0.850%

The tables above represent the fee paid by the Funds to Columbia Management. Columbia Management, in turn, pays Mondrian a fee out of its own assets, calculated at the following rates:

•	For Columbia Multi-Advisor International Value Fund: 0.70% on all assets.

•	For Variable Portfolio-Mondrian International Small Cap Fund: 0.65% on all assets

	Fees paid by the Fund to	Fees paid by Columbia
	Columbia Management*	Management to Mondrian
Columbia Multi-Advisor International Value Fund (10/31/2010)	$4,132,916.12	$592,597.42
Variable Portfolio-Mondrian International Small Cap Fund (12/31/2010)	$1,959,473.51	$1,355,190.94

*	Columbia Management uses these fees to pay the subadviser.

INFORMATION ABOUT MONDRIAN

Mondrian is organized under the laws of the United Kingdom as a corporation and is registered with the SEC as an investment adviser. Mondrian and its affiliate, Mondrian Investment Partners (U.S.), Inc. are indirect wholly-owned subsidiaries of Atlantic Value Investment Partnership L.P., a Delaware limited partnership (“AVIP”). AVIP is 100% employee owned. As of August 31, 2011, the total assets under management by Mondrian were approximately $72.9 billion. Mondrian’s principal offices are located at 10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD.

The following table provides information on the principal executive officers and directors of Mondrian.

Name	Title/Responsibilities	Address

Desmond, Elizabeth, Anne	Chief Investment Officer International Equities/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Emberson, John	Chief Operating Officer/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Gillmore, Clive, Ashley	Chief Executive Officer/Chief Investment Officer Global Equities/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Kirk, John	Deputy Chief Executive Officer/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
May, Nigel, Grenville	Deputy Chief Executive Officer/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Moth, Christopher, Anthony	Chief Investment Officer Fixed Income/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Parker, Hamish, O	Senior Portfolio Manager/Director	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Tilles, David, George	Executive Chairman	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Barrett, John, Lloyd	Chief Compliance Officer	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD
Goss, Jane, Scott	General Counsel/Company Secretary	10 Gresham Street, 5th Floor, London, United Kingdom EC2V7JD

Information regarding the other funds/accounts with similar investment objectives managed by Mondrian is shown in Appendix A.

Board Considerations

At the July 11, 2011 Board meeting (the “July Meeting”), the Board, including all of the Independent Trustees, unanimously approved the Interim Agreement, effective July 12, 2011. At the September 15, 2011 Board meeting (the “September Meeting”), the Board, including all of the Independent Trustees, unanimously approved the New Agreement. The New Agreement was effective September 15, 2011. (As context requires, the Interim Agreement and New Agreement are collectively referred to below as the “Subadvisory Agreement”.)

The Board reviewed and considered various materials in connection with its consideration of Columbia Management’s recommendation to approve the foregoing actions. All of the materials presented to the Board were first supplied in draft form to designated representatives of the Independent Trustees, i.e., independent legal counsel to the Independent Trustees (“Independent Legal Counsel”), and counsel to the Funds, and the final materials were revised to reflect comments provided by these Board, Independent Legal Counsel and counsel to the Funds. At each of the July Meeting and the September Meeting, Independent Legal Counsel reviewed with the Independent Trustees various factors relevant to the Board’s consideration of the Subadvisory Agreement and the Board’s legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved renewal of the Subadvisory Agreement.

Nature, Extent and Quality of Services Provided by Mondrian:  The Board considered its analysis of various reports and presentations received by it detailing the services performed by Mondrian, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. In this regard, the Board considered representations from Mondrian and management that the Transaction would not impact the nature, quality and scope of services provided by Mondrian. The Board also observed that it previously approved Mondrian’s code of ethics and compliance program, that the Chief Compliance Officer of the Funds continues to monitor the code and the program, and that no material issues have been reported. The Board also considered Mondrian’s investment strategy/style as well as the experience of the personnel that manage all or a portion of the Funds’ investment portfolios allocated to Mondrian by Columbia Management (as applicable), and Mondrian’s and management’s representations that the Transaction would not result in a change in such personnel. The Board also considered the financial condition of Mondrian and its capability and wherewithal to carry out its responsibilities under the Subadvisory Agreement. In particular, the Board reviewed materials detailing the expected impact of the Transaction on Mondrian’s financial condition and business plans.

The Board also discussed the acceptability of the terms of the Subadvisory Agreement, including the relatively broad scope of services required to be performed. The Board noted that the terms of the New Agreement were substantially identical to the Existing Agreement and that they are also generally consistent with the terms of other subadvisory agreements for subadvisers who manage other funds managed by the investment manager. Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, the investment manager’s recommendation that the Board approve the Subadvisory Agreement with Mondrian, which is unaffiliated with the investment manager, the Board concluded that the services to be performed under the New Agreement should continue to be of a reasonably high quality.

Investment Performance:  For purposes of evaluating the nature, extent and quality of services provided under the Subadvisory Agreement, the Board carefully reviewed the investment performance of the Funds. In this regard, the Board considered detailed reports providing the results of analyses performed by an independent organization showing, for various periods, the performance of each Fund, the performance of a benchmark index, the percentage ranking of each Fund among its comparison group and the net assets of each Fund. The Board observed that, with respect to Variable Portfolio-Mondrian International Small Cap Fund, the Fund’s investment performance met expectations and that, with respect to, Columbia Multi-Advisor International Value Fund, the Fund’s investment performance was appropriate in light of the particular management style. Additionally, the Board reviewed specifically the performance of Mondrian which met expectations. Additionally, the Board reviewed Columbia Management’s process for selecting and monitoring subadvisers. The Board considered, in particular, management’s rationale for recommending the retention of Mondrian.

Comparative Fees and Costs of Services Provided:  The Board reviewed the level of subadvisory fees, noting that the fees are paid by the investment manager and do not impact the fees paid by the Funds. The Board observed that the subadvisory fee level for Mondrian was comparable to those charged by other subadvisers to similar funds managed by Mondrian and identical to fees paid to Mondrian under the Existing Agreement.

Profitability and Economies of Scale:  The Board recognized that, because Mondrian’s fees are paid by Columbia Management and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the IMS Agreement, which was separately considered and approved at the Board’s meeting in April 2011.

Based on the foregoing, the Board, including all of the Independent Trustees, concluded that fees payable the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Funds investment manager, Columbia Management and its affiliates also receive compensation for providing other services to the Fund.

Administrator

Columbia Management Investment Advisers, LLC, located at 225 Franklin Street, Boston, MA 02110, serves as the administrator of the Funds.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Funds.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Funds.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available on request, without charge, by contacting your financial intermediary or the Fund Family at 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For Columbia Multi-Advisor International Value Fund, as of August 31, 2011, Columbia Management Investment Advisers, LLC, Boston, MA held 100% of the Fund’s Class I shares; Charles Schwab & Co., Inc., San Francisco, CA held 54.61% of the Fund’s Class R4 shares; American Enterprise Investment Services Inc., Minneapolis, MN held 29.78% of the Fund’s Class R4 shares; First Clearing LLC, St. Louis, MO held 49.92% of the Fund’s Class Z shares; Merrill Lynch, Pierce, Fenner & Smith, Inc., Jacksonville, FL held 32.76% of the Fund’s Class Z shares; and Citigroup Global Markets, Inc., New York, NY held 7.87% of the Fund’s Class Z shares.

For Variable Portfolio-Mondrian International Small Cap Fund, as of August 31, 2011, RiverSource Life Insurance Company and its subsidiaries owned 100% of the outstanding shares.

As of August 31, 2011, Board members and officers of each Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

Appendix A

Other Funds/Accounts with Similar Investment Objectives Managed by Mondrian

Name	Assets as of August 31, 2011	Management Fee

Variable Portfolio-Mondrian International Small Cap Fund	$309m	All assets — 0.65%
Columbia Multi-Advisor International Value Fund	$81m	All assets — 0.70%
Comparable client A	$111m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client B	$84m	First $25m-0.95% Next $75m-0.70% Thereafter -0.55%
Comparable client C	$63m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client D	$70m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client E*	$360m	First $100m-0.70% Thereafter -0.55%
Comparable client F	$79m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client G**	$72m	First $100m-0.70% Thereafter -0.55%
Comparable client H	$211m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client I	$51m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client J***	$1,959m	Post-2007 First $25m-0.85% Next $25m-0.65% Next $50m-0.625% Thereafter -0.60%
Pre-2008 First $25m-0.85% Next $25m-0.55% Thereafter -0.50%
Comparable client K	$79m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%

Name	Assets as of August 31, 2011	Management Fee

Comparable client L	$281m	First $25m-0.95% Next $25m-0.75% Next $50m-0.70% Thereafter -0.65%
Comparable client M	$182m	First $50m-0.85% Next $50m-0.70% Thereafter -0.65%
Comparable client N	$180m	First $50m-0.85% Next $50m-0.70% Thereafter -0.65%
Comparable client O	$80m	First $50m-0.85% Next $50m-0.70% Thereafter -0.65%
Comparable client P	$96m	First $50m-0.85% Next $50m-0.70% Thereafter -0.65%
Comparable client Q****	$11m	First $75m-0.65% Next $75m-0.51% Thereafter -0.45%
Comparable client R***** (SEC-registered investment company)	$440m	First $850m-0.575% Thereafter -0.55%
Comparable client S****** (SEC-registered investment company)	$336m	All assets — 0.65%
Comparable client T	$20m	N/A
Comparable client U	$50m	N/A
Comparable client V	$16m	N/A

*	This account forms part of a group relationship with Mondrian with total assets of $1,414m as of August 31, 2011.

**	This account forms part of a group relationship with Mondrian with total assets of $216m as of August 31, 2011.

***	This account is a collective investment vehicle of 109 participants as of August 31, 2011.

****	This account forms part of a multi-asset group relationship with Mondrian with total assets of $117m as of August 31, 2011.

*****	This account forms part of a multi-asset group relationship with Mondrian with total assets of $1,718m as of August 31, 2011.

******	This account forms part of a multi-asset group relationship with anticipated assets of $536m by October 31, 2011.

Part of a multi-asset group relationship amounting to $318m as of August 31, 2011. The fee scale is not comparable — it is a combined fee scale for ACWI Ex US and International Small Cap assets — hence, it is not shown here.

Part of a multi-asgroup relationship amounting to $520m as of August 31, 2011. The fee scale is not comparable — it is a combined fee scale for ACWI Ex US plus Emerging Markets Ex Hedging and International Small Cap assets — hence, it is not shown here.

Part of a multi-asset group relationship amounting to $357m as of August 31, 2011. The fee scale is not comparable — it is a combined fee scale for Opportunistic International Equity and International Small Cap assets — hence, it is not shown here.

Registered investment companies, including the Funds, have specific and onerous requirements relative to other types of clients and, as such, are not directly comparable with pension funds and other institutional clients. The compensation paid by pension funds and other institutional clients is, therefore, not directly comparable to registered investment companies.

S-6242-10 A (10/11)